Exhibit 28(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 333-13593 on Form N-1A of our report dated February 26, 2014, relating to the financial statements and financial highlights of Kalmar “Growth-with-Value” Small Cap Fund, a series of Kalmar Pooled Investment Trust, appearing in the Annual Report on Form N-CSR of Kalmar Pooled Investment Trust for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 28, 2015